                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            _______________________

                                    FORM 8-A

                    FOR REGISTRATION OF CERTAIN CLASSES OF
                SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                    AMERICAN EXPRESS COMPANY                                      AMERICAN EXPRESS COMPANY
                                                                                      CAPITAL TRUST I
     (Exact Name of Registrant as Specified in its Charter)        (Exact Name Of Registrant As Specified in its Charter)

                            NEW YORK                                                      DELAWARE
                  (State or other jurisdiction)                                (State or other jurisdiction)

                           13-4922250                                                    51-6508487

             (I.R.S. Employer Identification Number)                      (I.R.S. Employer Identification Number)

                        200 VESEY STREET                                              200 VESEY STREET
                    NEW YORK, NEW YORK  10285                                    NEW YORK, NEW YORK  10285
                         (212) 640-2000                                                (212) 640-2000
           (Address, including zip code, and telephone                  (Address, including zip code, and telephone
                 number, including area code of                                 number, including area code
            registrant's principal executive offices)                   of registrant's principal executive offices)


 If this form relates to the registration of a class of          If this form relates to the registration of a class of
 securities pursuant to Section 12(b) of the Exchange Act and    securities pursuant to Section 12(g) of the Exchange Act and is
 is effective pursuant to General Instruction A.(c), please      effective pursuant to General Instruction A.(d), please check
 check the following box  [x]                                    the following box.  [_]

Securities Act registration statement file number to which this form relates:
333-55761

Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                        Name of each exchange on which
to be so registered                        each class is to be registered
-------------------                        ------------------------------

Cumulative Quarterly Income                New York Stock Exchange, Inc.
Preferred Securities, Series 1


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

          The Cumulative Quarterly Income Preferred Securities, Series I will be issued by American Express Company Capital Trust I and guaranteed by American Express Company to the extent set forth in the guarantee of American Express Company. The description of the securities to be registered that appears on pages S-15 through S-18 (under "Certain Terms of the Capital Securities"), pages 19 through 30 (under "Description of Capital Securities"), pages S-22 through S-23 ("Certain Terms of Guarantee"), pages 34 through 36 ("Description of Guarantees") and pages S-23 through S-27 (under "U.S. Federal Income Tax Consequences") of the prospectus dated June 24, 1998 as supplemented by the preliminary prospectus supplement dated July 9, 1998 relating to the securities, each as first filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference in answer to this Item.


Item 2.   Exhibits
          --------

          The following exhibits shall be, or have been, filed with the New York Stock Exchange, Inc.:

          1. Registrant's Restated Certificate of Incorporation, dated May 29, 1997, as amended to date (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3 (File No. 333-325251), filed with the Commission on July 31,
                1997).

          2. Registrant's By-laws, as amended (incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q (Commission File No. 1-7657) for the quarter ended September 30,
                1996).

          3. Certificate of Trust of American Express Company Capital Trust I (incorporated by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-55761)

          4. Form of Amended and Restated Trust Agreement of American Express Company Capital Trust I. (incorporated by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-55761)

          5. Form of Capital Security Certificate for American Express Company Capital Trust I. (incorporated by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-55761)).

          6. Form of Guarantee Agreement for American Express Company Capital Trust I. (incorporated by reference to the Registrant's

                Registration Statement on Form S-3 (File No. 333-55761)).

          7. Form of Agreement as to Expenses and Liabilities for American Express Company Capital Trust I (incorporated by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-55761)).

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  American Express Company


                                  /s/ Kim Rosenberg
                                  ---------------------------
                                  Name:  Kim Rosenberg
                                  Title: Senior Vice President
                                         and Treasurer


July 10, 1998

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  American Express Company Capital Trust I


                                  /s/ Kim Rosenberg
                                  ---------------------------
                                  Name:  Kim Rosenberg
                                  Title: Administrator




July 10, 1998